AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER dated as of May 25, 2001 among Foster Wheeler Corporation, a New York corporation ("FWC"), Foster Wheeler Ltd., a Bermuda company ("FW Ltd.") owned by a trust, the beneficial owners of which are the class of stockholders of FWC, and Foster Wheeler LLC, a Delaware limited liability company ("Foster Wheeler LLC") and a newly formed, indirect wholly-owned subsidiary of FW Ltd.

                  WHEREAS, the respective Boards of Directors of FWC and FW Ltd. and the Manager of Foster Wheeler LLC deem it advisable and in the best interests of their respective stockholders and member to reorganize so that FWC will effectively change its domicile from New York to Bermuda by merging with and into Foster Wheeler LLC, and having all current stockholders of FWC becoming shareholders of FW Ltd. by operation of this Agreement and by operation of law (the "Reorganization");

                  WHEREAS, the respective Boards of Directors of FWC and FW Ltd. and the Manager of Foster Wheeler LLC have approved the merger of FWC with and into Foster Wheeler LLC (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each outstanding share of common stock, par value $1.00 per share ("FWC Common Stock"), of FWC (other than those shares held by FWC or any direct or indirect wholly-owned subsidiary of FWC), will be automatically converted into one common share, par value $1.00 per share ("FW Ltd. Common Share"), of FW Ltd.;

                  WHEREAS, Foreign Holdings Ltd., a Bermuda company and wholly-owned subsidiary of FW Ltd. has, as sole member of Foster Wheeler LLC, approved the Merger and FW Ltd. has, as sole shareholder of Foreign Holdings Ltd., approved the Merger; and

                  WHEREAS, the Merger requires the approval of the holders of two thirds of the outstanding shares of FWC Common Stock. entitled to vote thereon at the annual meeting of holders of FWC Common Stock (the "FWC Stockholder Approval");

                  NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                     MERGER

                  1.1.     MERGER

                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Limited Liability Company Act (the "DLLCA"), the New York Business Corporation Law (the "NYBCL") and the New York Limited Liability Company Law (the "NYLLCL") , FWC shall be merged with and into Foster Wheeler LLC at the Effective Time of the Merger (as defined in Section 1.2). Following the Effective Time of the Merger, the separate corporate existence of FWC shall cease and Foster Wheeler LLC shall continue as the surviving entity (the "Surviving Entity") and shall succeed to and assume all the rights and obligations of FWC in accordance with the DLLCA, the NYLLCL and the NYBCL.

                  1.2.     EFFECTIVE TIME

                  Subject to the provisions of this Agreement, the parties shall duly prepare, execute and file (i) a certificate of merger (the "NEW YORK CERTIFICATE OF MERGER") in accordance with Section 1003 of the NYLLCL with the Department of State of New York, and (ii) a certificate of merger (the "DELAWARE CERTIFICATE OF MERGER") in accordance with Section 18-209(c) of the DLLCA and with the Secretary of State of Delaware. The Merger shall become effective upon the later of (i) the filing of both the New York Certificate of Merger and the Delaware Certificate of Merger and (ii) 11:59 p.m. on May 25, 2001. The date and time when the Merger shall become effective is hereinafter referred to as the "EFFECTIVE TIME."

                  1.3.     EFFECTS OF THE MERGER

                  (a) GENERAL EFFECTS. The Merger shall have the effects set forth in Section 906 of the NYBCL, Section 1004 of the NYLLCL and Section 18-209(g) of the DLLCA.

                  (b) ASSUMPTIONS OF OBLIGATIONS. The Surviving Entity specifically assumes any obligation of FWC which require that such obligation is specifically assumed by the Surviving Entity.

                                   ARTICLE II

                       NAME, CERTIFICATE OF FORMATION AND
                    OPERATING AGREEMENT OF SURVIVING COMPANY

                  2.1.     NAME OF SURVIVING CORPORATION

                  The name of the Surviving Entity shall be "Foster Wheeler
LLC".

                  2.2.     CERTIFICATE OF FORMATION

                  The Certificate of Formation of Foster Wheeler LLC, as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the certificate of formation of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

                  2.3.     OPERATING AGREEMENT

                  The Operating Agreement of Foster Wheeler LLC as in effect immediately prior to the Effective Time, shall, from and after the Effective Time, be the Operating Agreement of the Surviving Entity until thereafter changed or amended as provided therein or by applicable law.

                  2.4.     MANAGER

                  The Manager or Managers of Foster Wheeler LLC immediately prior to the Effective Time shall be the Manager or Managers of the Surviving Entity, until the earlier of such Manager's death, resignation or removal in accordance with the Foster Wheeler LLC Operating Agreement, or as otherwise provided by applicable law.

                  2.5.     OFFICERS

                  The officers, if any, of Foster Wheeler LLC immediately prior to the Effective Time shall be the officers of the Surviving Entity, until the earlier of their death, resignation or removal in accordance with the Foster Wheeler LLC Operating Agreement, or as otherwise provided by applicable law.

                                   ARTICLE III

                        CONVERSION AND EXCHANGE OF STOCK

                  3.1.     CONVERSION

                  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

                  (a) FWC COMMON STOCK. Each issued and outstanding share of FWC Common Stock shall be converted into and become one fully paid and nonassessable FW Ltd. Common Share.

                  (b) CANCELLATION OF FWC-OWNED STOCK. Each outstanding share of FWC Common Stock that is owned by FWC or by any direct or indirect wholly-owned subsidiary of FWC prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no FW Ltd. Common Shares or other consideration shall be delivered or deliverable in exchange for such shares of FWC Common Stock.

                  (c) STOCK OPTION AND AWARD PLANS. Foster Wheeler LLC shall cause its subsidiary Foster Wheeler US Holdings, Inc., a Delaware corporation ("FW US Holdings"), to assume all the rights and obligations of FWC under the 1984 Stock Option Plan of FWC, the 1995 Stock Option Plan of FWC, the Directors' Stock Option Plan of FWC, the FWC Executive Compensation Plan, the FWC Directors Deferred Compensation and Stock Award Plan, the FWC Executive Stock Ownership Plan and any other plan or agreement providing for the grant or award to employees or directors of options or other rights to purchase or receive FWC Common Stock or any payment in respect thereof as each such plan or agreement has been or may be amended to the Effective Time of the Merger (collectively, the "Incentive Plans"). The outstanding options and other awards assumed by FW US Holdings shall be exercisable or issuable upon the same terms and conditions as under the Incentive Plans and the agreements relating thereto immediately prior to the Effective Time of the Merger, except that upon the exercise or issuance of such options or awards, FW Ltd. Common Shares shall be issuable in lieu of shares of FWC Common Stock. The number of FW Ltd. Common Shares issuable upon the exercise or issuance of such an option or award immediately after the Effective Time and the option price of each such option or award shall be the number of shares and option price in effect immediately prior to the Effective Time. All options or awards issued pursuant to the Incentive Plans after the Effective Time shall entitle the holder thereof to purchase FW Ltd. Common Shares in accordance with the terms of the Incentive Plans.

                  (d) RIGHTS. Each right issued and attached to a share of FWC Common Stock pursuant to the Amended and Restated Rights Agreement, dated as of September 30, 1997 between FWC and Mellon Investor Services LLC (formerly Chase Mellon Shareholder Services, L.L.C.), as Rights Agent, shall be converted into one attached right issued and attached to a Common Share of FW Ltd. pursuant to the Rights Agreement dated as of May 21, 2001 between FW Ltd. and Mellon Investor Services LLC, as Rights Agent.

                  3.2.     EXCHANGE OF STOCK

                  (a) EXCHANGE PROCEDURES. Following the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of FWC Common Stock may, but shall not be required to, surrender the same to FW Ltd. for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of FW Ltd. Common Shares as the shares of FWC Common Stock previously represented by the stock certificates surrendered. If any certificate representing FW Ltd. Common Shares is to be issued in a name other than that in which the certificate theretofore representing FWC Common Stock surrendered is registered, it shall be a condition to such issuance that the certificate surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such issuance shall either: (i) pay FW Ltd. or its agents any taxes or other governmental charges required by reason of the issuance of certificates representing FW Ltd. Common Shares in a name other than that of the registered holder of the certificate so surrendered; or (ii) establish to the satisfaction of FW Ltd. or its agents that such taxes or governmental charges have been paid. Until so surrendered or presented for transfer each outstanding certificate which, prior to the Effective Time, represented FWC Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of FW Ltd. Common Shares as though such surrender or transfer and exchange had taken place.

                  (b) NO FURTHER OWNERSHIP RIGHTS IN FWC COMMON STOCK. All FW Ltd. Common Shares issued upon the surrender for exchange of certificates in accordance with the terms of this Article III shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of FWC Common Stock theretofore represented by such certificates, subject, however, to the Surviving Entity's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by FWC on such shares of FWC Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of FWC Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Entity they shall be canceled and exchanged as provided in this Article III, except as otherwise provided by law.

                                   ARTICLE IV

                     EMPLOYEE BENEFIT AND COMPENSATION PLANS

                  4.1.     PLANS

                  At the Effective Time, each employee and director benefit and deferred compensation plan and program to which FWC is then a party (the "Benefit Plans") and each Incentive Plan shall be assumed by, and continue to be the plan of, FW US Holdings. To the extent any Benefit Plan or Incentive Plan provides for the issuance or purchase of, or otherwise relates to, FWC Common Stock, after the Effective Time, such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, FW Ltd. Common Shares. FW US Holdings shall offer to enter into change of control employment agreements (the "New Change of Control Agreements") with each executive officer of FWC who, on the date hereof, is a party to a Change of Control Employment Agreement with FWC (each a "FWC Change of Control Agreement"), and the terms and conditions of the New Change of Control Agreements shall be substantially similar to those of the FWC Change of Control Agreements.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

                  5.1.     CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
                           MERGER

                  The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:

                  (a) STOCKHOLDER APPROVAL. The FWC Stockholder Approval shall have been obtained.

                  (b) FORM S-4. The registration statement on Form S-4 filed with the Securities and Exchange Commission by FW Ltd. in connection with the issuance of the FW Ltd. Common Shares in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stock order or proceedings seeking a stop order.

                  (c) NYSE APPROVAL. The New York Stock Exchange shall have confirmed that the shares of FW Ltd. may trade on the NYSE and succeed to the ticker symbol "FWC".

                  (d) US TAX OPINION. FW Ltd. shall have received an opinion from White & Case LLP confirming, as of the Effective Time, certain matters discussed under the heading "Income Tax Considerations--United States Federal Income Taxation - Receipt of Foster Wheeler Ltd. Common Shares" in the Form S-4 filed by FW Ltd.

                  (e) BERMUDA TAX OPINION. FW Ltd. shall have received an opinion from Conyers Dill & Pearman confirming, as of the Effective Time, the matters discussed under the heading "Material Tax Considerations--Bermuda Tax Consequences" in the Form S-4 filed by FW Ltd.

                  (f) GOVERNMENTAL, REGULATORY AND OTHER CONSENTS. All filings required to be made prior to the Effective Time of the Merger with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any court or governmental or regulatory authority or agency, domestic or foreign, or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been made or obtained (as the case may be).

                  (g) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

                  (h) GUARANTEES. Foster Wheeler LLC and its subsidiary, Foster Wheeler International Holdings, Inc., a Delaware corporation ("FW International") shall have agreed in writing to unconditionally guarantee the performance of the obligations of FW US Holdings under each of the Benefit Plans, Incentive Plans and the New Change of Control Agreements. FW Ltd. shall have agreed in writing to (i) guarantee such obligations of Foster Wheeler LLC and FW International as they relate to the New Change of Control Agreements and
(ii) directly assume, or cause its affiliate to assume, the obligations of FW US Holdings under each of the New Change of Control Agreements in the event FW US Holdings ceases to be an affiliate of FW Ltd. and the executive party to such New Change of Control Agreement is thereafter an employee of FW Ltd. or an affiliate of FW Ltd.

                                   ARTICLE VI

                        TERMINATION, AMENDMENT AND WAIVER

                  6.1.     TERMINATION

                  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of FWC of matters presented in connection with the Merger, by action of the Board of Directors of FWC or of FW Ltd.

                  6.2.     EFFECT OF TERMINATION

                  In the event of termination of this Agreement as provided in
Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of FWC, Foster Wheeler LLC or FW Ltd., other than the provisions of this Article VI and Article VII.

                  6.3.     AMENDMENT

                  This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of FWC PROVIDED, HOWEVER, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  6.4.     WAIVER

                  At any time prior to the Effective Time, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                  6.5.     PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR
                           WAIVER

                  A termination of this Agreement pursuant to Section 6.1, an amendment of this Agreement pursuant to Section 6.3 or a waiver pursuant to
Section 6.4 shall, in order to be effective, require in the case of FWC or FW Ltd., action by its Board of Directors or in the case of Foster Wheeler LLC, action by its Manager.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                  7.1.     NOTICES

                  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to FWC

                  Foster Wheeler Corporation
                  Perryville Corporate Park
                  Clinton, New Jersey 08809

                  (b)      if to FW Ltd.

                  Foster Wheeler Ltd.
                  c/o Conyers Dill & Pearman
                  Clarendon House
                  Church Street
                  P.O. Box HM666
                  Hamilton HM CX, Bermuda

                  (c)      if to Foster Wheeler LLC

                  Foster Wheeler LLC
                  c/o Foster Wheeler Corporation
                  Perryville Corporate Park
                  Clinton, New Jersey 08809

                  7.2.     ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES

                  This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article III, are not intended to confer upon any person other than the parties any rights or remedies.

                  7.3.     GOVERNING LAW

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  IN WITNESS WHEREOF, FWC, Foster Wheeler LLC and FW Ltd. have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.



                               Foster Wheeler Corporation



                               By:
                                   ---------------------------------
                                   Name:
                                   Title:  Chairman, CEO & President



                               Foster Wheeler LLC



                               By:
                                   ---------------------------------------------
                                   Name:
                                   Title: Manager



                               Foster Wheeler Ltd.



                               By:
                                   ---------------------------------------------
                                   Name:
                                   Title:  Secretary